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EXHIBIT 21.1

SUBSIDIARIES CONTROLLED BY REGISTRANT
As of December 31, 2003

ValueClick, Inc. Subsidiary Listing

Company	Percentage Ownership
Be Free, Inc. (Delaware)	100%
Be Free Securities Corporation (Massachusetts)	100%
Be Free International, Inc. (Delaware)	100%
TriVida Corporation (California)	100%
Mediaplex, Inc. (Delaware)	100%
Commission Junction, Inc. (Delaware)	100%
Hi Speed Media, Inc. (California)	100%
Search123, Inc. (California)	100%
Simpli.com, Inc. (Delaware)	100%
ClickAgents, Inc. (Delaware)	100%
Z Media, Inc. (Delaware)	100%
Bach Acquisition Corp. (Delaware)	100%
Adware Systems, Inc. (Kentucky)	100%
Adware Systems Canada (Canada)	100%
Be Free France (France)	100%
Be Free Germany GmbH (Germany)	100%
Be Free UK, Ltd. (United Kingdom)	100%
Mediaplex Deutschland GmbH (Germany)	100%
ValueClick Japan Co., Ltd. (Japan)	59.2%
ValueClick Europe Ltd. (United Kingdom)	100%
ValueClick Sarl (France)	100%
ValueClick GmbH (Germany)	100%
ValueClick Limitado (Brazil)	100%
ValueClick Canada (Canada)	100%

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  EXHIBIT 21.1
SUBSIDIARIES CONTROLLED BY REGISTRANT As of December 31, 2003